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                                                                   EXHIBIT 21.1


Boyd Gaming Corporation
Significant Subsidiaries:

California Hotel and Casino
(State of Incorporation or Organization) Nevada
(IRS Employer Identification Number) 88-012743

Boyd Tunica, Inc.
(State of Incorporation or Organization) Mississippi
(IRS Employer Identification Number) 64-0829658

Boyd Mississippi, Inc.
(State of Incorporation or Organization) Mississippi
(IRS Employer Identification Number) 93-1104426

Boyd Kansas City, Inc.
(State of Incorporation or Organization) Missouri
(IRS Employer Identification Number) 43-1649728

Boyd Kenner, Inc.
(State of Incorporation or Organization) Louisiana
(IRS Employer Identification Number) 88-0319489

Mare-Bear, Inc.
(State of Incorporation or Organization) Nevada
(IRS Employer Identification Number) 88-0203692

Sam-Will, Inc.
(State of Incorporation or Organization) Nevada
(IRS Employer Identification Number) 88-0203673

Eldorado, Inc.
(State of Incorporation or Organization) Nevada
(IRS Employer Identification Number) 88-0093922

MSW, Inc.
(State of Incorporation or Organization) Nevada
(IRS Employer Identification Number) 88-0310765